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                                                                                                                        Exhibit 12
                                                                                                                          2/16/100

                                                                        GEORGIA POWER COMPANY
                                                                        ---------------------
                                                        Computation of ratio of earnings to fixed charges for the
                                                                the five years ended December 31, 1998
                                                                and the twelve months ended December 31, 1999

                                                                                                                           Twelve
                                                                                                                           Months
                                                                                                                          Ended
                                                                           Year ended December 31,                     December 31,
                                                         -------------------------------------------------------------
                                                        1994         1995            1996            1997         1998       1999
                                                        ----         ----            ----            ----         ----       ----
                                                        -----------------------------Thousands of Dollars--------------------------

 EARNINGS AS DEFINED IN ITEM 503 OF REGULATIONS S-K
   Income Before Interest Charges                 $  927,336   $  959,692      $  875,626      $  880,209   $  849,056   $  890,839
      Federal and state income taxes                 360,380      411,675         383,668         419,230      493,826      387,808
      Deferred income taxes, net                      34,130       35,367          35,830         (21,874)    (100,301)     (39,452)
      Deferred investment tax credits                   (489)       1,127               0               0        7,187        4,804
      AFUDC - Debt funds                              11,613       12,123          11,452           9,030        7,117       12,429
                                                  -----------  -----------     -----------     -----------  -----------  -----------
         Earnings as defined                      $1,332,970   $1,419,984      $1,306,576      $1,286,595   $1,256,885   $1,256,428
                                                  ===========  ===========     ===========     ===========  ===========  ===========




FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest on long-term  debt                    $  308,611   $  257,092      $  210,149      $  196,707   $  182,879   $  164,375
   Interest on interim obligations                    17,529       21,463          15,478           7,795       12,213       19,787
   Amort of debt disc, premium and expense, net       15,776       15,846          14,802          14,191       13,378      100,127
   Other interest charges                             23,483       20,400          21,296          57,623       71,536       75,868
                                                  -----------  -----------     -----------     -----------  ----------- ------------
         Fixed charges as defined                 $  365,399   $  314,801      $  261,725      $  276,316   $  280,006   $  360,157
                                                  ===========  ===========     ===========     ===========  =========== ============



RATIO OF EARNINGS TO FIXED CHARGES                     3.65         4.51            4.99            4.66         4.49         3.49
                                                       =====        =====           =====           =====        =====        ====


Note:  The above figures have been adjusted to give effect to Georgia Power Company's 50% ownership of Southern Electric Generating
       Company.
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